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                                                                   Exhibit 10.14
                              Agreement for Lease
                              -------------------

Agreement between Ashok Trivedi residing at 1446, Peterson Place, Pittsburgh, PA 15241, U.S.A. (hereinafter referred as "Owner") of the one part and Scott Systems Private Limited a Company registered under the Indian Companies Act, 1956 and having its registered office at Mahindra Chambers, Dhole Patil Road, Pune 411 001 (hereinafter referred to as the "Lessee") of the other part.

WHEREAS Ashok Trivedi is the owner of the office premises at 307 and 310 of Navkar Chambers, Andheri-Kurla Road, Andheri (East), Bombay 400 069 (hereinafter referred to as "the said premises").

WHEREAS Owner has agreed to lease the said premises to the Lessee. NOW it is therefore agreed that

1. The Owner shall give the said premises on lease to the Lessee for a period of one year commencing from April 1996. The agreement may be renewed for further period as may be agreed mutually by the parties in writing.

2. Lessee will pay Owner a monthly compensation of Rs. 25,000 (Rupees twenty-five thousand only) exclusive of outgoings.

3. Lessee shall pay all rates and taxes to the central, provincial or local authorities, maintenance charges and other charges payable relating to the said premises occupied by the Lessee during the lease period.

4. Lessee shall not make any additions or alternations in the above premises without the consent of the Owner.
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5. Lessee shall hand over the vacant and peaceful possession of the premises to the Owner forthwith upon the expiry of the lease period unless the lease has been renewed in writing.

6. Lessee shall use the said premises strictly for its business and shall not violate the rules and regulations of the Society.

7. Lessee shall allow Owner or Owner's authorized representatives to inspect the said premises at all reasonable times.

8. Lessee shall not sub-let the said premises without Owner's written permission.

9. The Owner may at his option terminate the lease by giving Lessee a notice of not less than three months and the Lessee shall on the expiry of the said period of notice hand over vacant and peaceful possession of the said premises to the Owner or to Owner's authorized representative.

In witness whereof the parties have set their respective hands on the _____ day of ___________, 1996.


Signed and delivered by the withinnamed Ashok Trivedi in the presence of

________________________________________


Signed and delivered by Murali Santhanam Managing Director of Scott Systems Private Limited in the presence of

________________________________________